Exhibit 4.1.c












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                       VERMONT FINANCIAL SERVICES CORP.

                            1994 STOCK OPTION PLAN



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                       VERMONT FINANCIAL SERVICES CORP.

                            1994 STOCK OPTION PLAN

                              TABLE OF CONTENTS
                                                              Page

  1.   PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

  2.   ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . .     1

  3.   STOCK SUBJECT TO THE PLAN  . . . . . . . . . . . . . . . . . .     2

  4.   AUTHORITY TO GRANT OPTIONS . . . . . . . . . . . . . . . . . .     2

  5.   WRITTEN OPTION AGREEMENT . . . . . . . . . . . . . . . . . . .     3

  6.   ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . .     3

  7.   OPTION PRICE . . . . . . . . . . . . . . . . . . . . . . . . .     3

  8.   DURATION OF OPTIONS  . . . . . . . . . . . . . . . . . . . . .     4

  9.   RESTRICTIONS ON EXERCISE OF OPTIONS  . . . . . . . . . . . . .     4

  10.  EXERCISE OF OPTIONS  . . . . . . . . . . . . . . . . . . . . .     4

  11.  TRANSFERABILITY OF OPTIONS . . . . . . . . . . . . . . . . . .     6

  12.  TERMINATION OF EMPLOYMENT OR INVOLVEMENT OF OPTIONEE WITH THE
       COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

  13.  SPECIAL BONUS GRANTS . . . . . . . . . . . . . . . . . . . . .     7

  14.  REQUIREMENTS OF LAW, ETC.  . . . . . . . . . . . . . . . . . .     7

  15.  LEGEND ON CERTIFICATES . . . . . . . . . . . . . . . . . . . .     8

  16.  NO RIGHTS AS STOCKHOLDER . . . . . . . . . . . . . . . . . . .     8

  17.  EMPLOYMENT OBLIGATION  . . . . . . . . . . . . . . . . . . . .     8

  18.  FORFEITURE AS A RESULT OF TERMINATION FOR CAUSE  . . . . . . .     8

  19.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE . . . . . . . . . . .   9

  20.  AMENDMENT OR TERMINATION OF PLAN . . . . . . . . . . . . . . .    11

  21.  CERTAIN RIGHTS OF THE COMPANY  . . . . . . . . . . . . . . . .    12

  22.  TAX WITHHOLDING  . . . . . . . . . . . . . . . . . . . . . . .    13

  23.  EFFECTIVE DATE AND DURATION OF THE PLAN  . . . . . . . . . . .    14

                       VERMONT FINANCIAL SERVICES CORP.

                            1994 STOCK OPTION PLAN


     1.  PURPOSE

     The purpose of this 1994 Stock Option Plan (the "Plan") is to encourage directors, officers and other key employees of Vermont Financial Services Corp. (the "Company") and its Subsidiaries (as hereinafter defined) to continue their association with the Company and its Subsidiaries, by providing opportunities for such persons to participate in the ownership of the Company and in its future growth through the granting of stock options (the "Options") which may be options designed to qualify as incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended [the "Code"]) (an "ISO"), or options not intended to qualify for any special tax treatment under the Code (a "NQO"). The term "Subsidiary" as used in the Plan means a corporation or other business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock.

     2.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee (the "Committee") consisting of those directors of the Company who shall at any time and from time to time be serving as members of the Compensation Committee of the Board of Directors (the "Board"). If required to insure compliance with Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), if applicable to the Company, during the period of one year immediately preceding any action by the Committee under the Plan, no member of the Committee may have been granted an option, or stock, or stock appreciation right or similar right under any plan of the Company under which any person exercises discretion to determine the recipients or terms or conditions of such grants. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts consented to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee.

     The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, and to interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All questions of interpretation and application of such rules and regulations shall be subject to the determination of the Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 4 as such to qualify as incentive stock options as described in Section 422 of the Code.

     3.  STOCK SUBJECT TO THE PLAN

     The total number of shares of stock which may be subject to Options issued under the Plan shall be 225,000 shares of the Company's Common Stock, $1.00 par value per share ("Stock"), from either authorized but unissued shares or treasury shares; provided that the number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 19. If any outstanding Option shall expire for any reason or shall terminate by reason of the death or severance of employment of the optionee, the surrender of any such Option, or any other cause, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an option under the Plan.

     4.  AUTHORITY TO GRANT OPTIONS

     The Committee may determine, from time to time, which key employees of the Company or any Subsidiary or other persons shall be granted Options under the Plan, the terms of the Options (including without limitation whether an Option shall be an ISO or a NQO) and the number of shares which may be purchased under the Option provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Committee an Option Agreement, within ten (10) days after it is submitted to him, the Option granted under the agreement shall be voidable by the Company at its election, without further notice to the Optionee. Without limiting the generality of the foregoing, the Committee may from time to time grant: (a) to such eligible employees as it shall determine, an Option or Options to buy a stated number of shares of Stock under the terms and conditions of the Plan, which Option or Options will to the extent so designated at the time of grant constitute an ISO; and (b) to such eligible directors, employees or other persons as it shall determine an Option or Options to buy a stated number of shares of Stock under the terms and conditions of the Plan, which Option or Options shall constitute a NQO. The Committee shall, from time to time, report to the Board the names of employees or other persons to whom Options are granted, the type of Options granted, the number of shares covered by each Option and the terms and conditions of each such Option. Subject only to any applicable limitations set forth elsewhere in the Plan, the number of shares of Stock to be covered by any Option shall be as determined by the Committee.

     5.  WRITTEN OPTION AGREEMENT

     Each Option granted hereunder shall be embodied in an option agreement (the "Option Agreement") substantially in the form of Exhibit 1, which shall be signed by the Optionee and by the Chairman of the Board, the President, the Chief Operating Officer, or the Chief Financial Officer of the Company for and in the name and on behalf of the Company. An Option Agreement pertaining to an ISO shall contain the restriction on exercisability set forth in Section 9 and any Option Agreement for any Option, whether ISO or NQO, may contain such other provisions not


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  inconsistent with the Plan as the Committee in its sole and absolute discretion shall approve.

     6.  ELIGIBILITY

     The individuals who shall be eligible for grant of Options under the Plan shall be key employees, officers (including officers who may be members of the Board), and directors who are not employees. The President and the five Executive Vice Presidents shall be among the key employees eligible for such grants. ISOs shall not be granted to any individual who is not an employee of the Company or a Subsidiary. An employee, director or other person to whom an Option has been granted under this Plan, and any successor to such person who may be eligible to exercise such Option following the death of the employee, is hereinafter referred to as an "Optionee."

     7.  OPTION PRICE

     The price at which shares of Stock may be purchased pursuant to an Option shall be specified by the Committee at the time the Option is granted, but shall in no event be less than one hundred percent (100%) of the fair market value of the Stock on the date the Option is granted. In the case of an employee who owns (or is considered under Section 424(d) of the Code as owning) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the price at which shares of Stock may be so purchased pursuant to an ISO shall be not less than one hundred and ten percent (110%) of the fair market value of the Stock on the date the ISO is granted.

     For purposes of the Plan, the "fair market value" of a share of Stock on any date specified herein shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the NASDAQ National Market System.

     8.  DURATION OF OPTIONS

     The duration of any Option shall be specified by the Committee in the Option Agreement, but no Option shall be exercisable after the expiration of ten (10) years. In the case of any employee who owns (or is considered under Section 424(d) of the Code as owning) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, no ISO shall be exercisable after the expiration of five (5) years from the date such Option is granted. The Committee, in its sole and absolute discretion, may extend any Option theretofore granted subject to the aforesaid limits and may provide that an Option shall be exercisable during its entire duration or during any lesser period of time.


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     9.  RESTRICTIONS ON EXERCISE OF OPTIONS

     Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which ISOs may be exercisable for the first time by an Optionee during any calendar year (under the Plan or any other incentive stock option plan(s) of the Company or any Subsidiary) shall not exceed $100,000. Subject to the foregoing, each Option may be exercised so long as it is valid and outstanding from time to time, in part or as a whole, in such manner and subject to such conditions as the Committee, in its sole and absolute discretion, may provide in the Option Agreement.

     10.  EXERCISE OF OPTIONS

     Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by payment of the option price of such shares, which payment shall be made, subject to the alternative provisions of this Section, in cash or by such cash equivalents, payable to the order of the Company in an amount in United States dollars equal to the option price of such shares, as the Committee in its sole and absolute discretion shall consider acceptable. Such notice shall be delivered in person to the Treasurer of the Company or shall be sent by registered mail, return receipt requested, to the Treasurer of the Company, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

     Options may also be exercised by means of a "cashless exercise" procedure in which a broker (i) transmits the option price to the Company in cash or acceptable cash equivalents, either (1) against the optionee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having the fair market value equal to the option price, or (2) as the proceeds of a margin loan to the optionee; or (ii) agrees to pay the option price to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having fair market value equal to the option price. The optionee's written notice of exercise of an option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Board shall reasonably require.

     Alternatively, payment of the option price may be made, in whole or in part, in shares of Stock owned by the Optionee; provided, however, that the Optionee may not make payment in shares of Stock that he acquired upon the earlier exercise of any ISO (or other "incentive stock option"), unless and until he has held the shares until at least two (2) years after the date the ISO (or such other incentive stock option) was granted and at least one (1) year after the date the ISO (or such other

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  incentive stock option) was exercised.  If payment is made in whole or in part in shares of Stock, then the Optionee shall deliver to the Company in payment of the option price of the shares in respect of which such Option is exercised (a) certificates registered in the name of such Optionee representing a number of shares of Stock legally and beneficially owned by such Optionee, fully vested and free of all liens, claims and encumbrances of every kind, and having a fair market value on the date of delivery of such notice equal to the option price of the shares of Stock with respect to which such Option is to be exercised, such certificates to be duly endorsed or accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates; and (b) if the option price of the shares in respect of which such Option is to be exercised exceeds such fair market value, cash or such cash equivalents payable to the order to the Company, in an amount in United States dollars equal to the amount of such excess, as the Committee in its sole and absolute discretion shall consider acceptable. Notwithstanding the foregoing provisions of this Section, the Committee, in its sole and absolute discretion, may refuse to accept shares of Stock in payment of the option price of the shares of Stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock which were delivered to the Company with such written notice shall be returned to such Optionee together with notice by the Company to such Optionee of the refusal of the Committee to accept such shares of Stock.

     As promptly as practicable after the receipt by the Company of
  (a) written notice from the Optionee setting forth the number of shares of Stock with respect to which such Option is to be exercised and
  (b) payment of the option price of such shares in the form required by the foregoing provisions of this Section, the Company shall, subject to the provisions of Section 16 hereof, cause to be delivered to such Optionee certificates representing the number of shares with respect to which such Option has been so exercised.

     11.  TRANSFERABILITY OF OPTIONS

     Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the Optionee.

     12. TERMINATION OF EMPLOYMENT OR INVOLVEMENT OF OPTIONEE WITH THE
         COMPANY

     For purposes of this Section, employment by or involvement with (in the case of an Optionee who is not an employee) a Subsidiary shall be considered employment by or involvement with the Company. Unless otherwise set forth in the Option Agreement, after the Optionee's termination of employment with the Company, including his retirement in good standing from the employ of the Company for reasons of age under the then established rules of the Company, the Option shall terminate on the earlier of the date of its expiration or three (3) months after the date of such termination or retirement. If the holder of an Option dies

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  before the date of expiration of such Option and while in the employ of the Company or during the three (3) month period described in the preceding sentence, or in the event of the retirement of the Optionee for reasons of disability (within the meaning of Section 22(e)(3) of the Code), such Option shall terminate on the earlier of such date of expiration or one (l) year following the date of such death or disability retirement. After the death of the Optionee, his or her executors, administrators or any persons to whom his or her Option may be transferred by will or by the laws of descent and distribution shall have the right at any time prior to such termination to exercise the Option to the extent to which the Optionee was entitled to exercise the Option on the date of his or her death.

     Authorized leave of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company and the Optionee for purposes of the Plan, provided that either (a) such absence is for a period of no more than ninety (90) days or (b) the Employee's right to re-employment after such absence is guaranteed either by statute or by contract.

     For Optionees who are not employees of the Company, options shall be exercisable for such periods following the termination of the Optionee's involvement with the Company as may be set forth in the specific written option agreement with the Optionee.

     13.  SPECIAL BONUS GRANTS

     In its discretion, the Committee may grant in connection with any NQO a special bonus in an amount not to exceed the combined federal, state and local income tax liability incurred by the Optionee as a consequence of his acquisition of Stock pursuant to the exercise of the NQO. Any such special bonus shall be payable solely to federal, state and local taxing authorities for the benefit of the Optionee at such time or times as withholding payments of income tax may be required. In the event that an NQO with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Optionee, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable for the benefit of the Optionee had he survived to the date of exercise. A special bonus may be granted simultaneously with a related NQO or separately with respect to an outstanding NQO or granted at an earlier date.

     14. REQUIREMENTS OF LAW, ETC.

     The Company shall not be required to transfer any Stock or to sell or issue any shares upon the exercise of any Option if the transfer, sale or issuance of such shares may result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Without limiting the generality of the foregoing, in connection with the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities or "blue sky"

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  law (a "Blue Sky Law"), upon the proposed transfer of Stock or the proposed exercise of any Option the Company shall not be required to transfer or issue shares unless the Board has received evidence or advice satisfactory to it to the effect that such transfer or issuance of shares is pursuant to a registration statement in effect under the Securities Act and applicable Blue Sky Laws or otherwise is subject to an exemption from such registration. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Stock or the exercise of an Option to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable Blue Sky Law.

     Notwithstanding any other provision of the Plan to the contrary, the Company may refuse to permit transfer of shares of Stock if in the opinion of its legal counsel such transfer may violate federal or state securities laws or subject the Company to liability thereunder. Any sale, assignment, transfer, pledge or other disposition of shares of Stock received upon a grant of stock hereunder or the exercise of any Option (or any other shares or securities derived therefrom) which is not in accordance with the provisions of this Section shall be void and of no effect and shall not be recognized by the Company.

     15. LEGEND ON CERTIFICATES

     The Committee may cause any certificate representing shares of Stock acquired upon exercise of an Option (and any other shares or securities derived therefrom) to bear a legend to the effect that the securities represented by such certificate have not been registered under the Securities Act or any applicable Blue Sky Law, and may not be sold, assigned, transferred, pledged or otherwise disposed of except in accordance with the Plan and applicable agreements binding the holder and the Company or any of its stockholders.

     16.  NO RIGHTS AS STOCKHOLDER

     No Optionee shall have any rights as a stockholder with respect to shares until the date of issuance of a stock certificate for such shares; except as otherwise provided in Section 19, no adjustment for dividends or otherwise shall be made if the record date therefor is prior to the date of issuance of such certificate.

     17.  EMPLOYMENT OBLIGATION

     The granting of any Option shall not impose upon the Company or any Subsidiary any obligation to employ or continue to employ any Optionee, or to engage or retain the services of any person, and the right of the Company or any Subsidiary to terminate the employment or services of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him or her. The existence of any Option shall not be taken into account in determining any damages relating to termination of employment or services for any reason.

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     18.  FORFEITURE AS A RESULT OF TERMINATION FOR CAUSE

     Any Option Agreement may, in the Committee's discretion, include a provision substantially in the form of Clause I below or with such changes or alternative provisions and for such period of time, as the Committee may determine to be appropriate in the circumstances:

         I. Notwithstanding any provision of the Plan to the contrary, if the Committee determines, after full consideration of the facts presented on behalf of the Company and an Optionee, that

          (a) the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment by or involvement with the Company or a Subsidiary, which damaged the Company or a Subsidiary, or has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or

          (b) the Optionee's employment or involvement was otherwise terminated for "cause," as defined in any employment agreement with the Optionee, if applicable, or if there is no such agreement, as determined by the Committee, which may determine that "cause" includes among other matters the failure or inability of the Optionee to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Committee, then, in the Committee's discretion, the Optionee's right to exercise an Option shall terminate as of the date of such act (in the case of (a)) or such termination (in the case of (b)) and the Optionee shall forfeit all unexercised Options. If an Optionee whose behavior the Company asserts falls within the provisions of (a) or (b) above has exercised or attempts to exercise an Option prior to a decision of the Committee, the Company shall not be required to recognize such exercise until the Committee has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and void ab initio) if the Committee makes an adverse determination; provided, however, if the Committee finds in favor of the Optionee then the Optionee will be deemed to have exercised such Option retroactively as of the date he or she originally gave written notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company or a Subsidiary and whether or not the Optionee's Option shall be forfeited, shall be final, binding and conclusive. No decision of the Committee, however, shall affect in any manner the finality of the discharge of such Optionee by the Company or a Subsidiary.



     19.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

     The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or preference stock or Stock or other common stock, whether or not convertible into Stock or other securities or ranking prior to Stock or affecting the rights thereof, or warrants, rights or options to acquire the same, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     The number of shares of Stock subject to the Plan (less the number of shares theretofore delivered or paid in respect of the exercise of Options) and the number of shares of Stock covered by any outstanding Option and the price per share payable upon or in respect of exercise thereof (provided that in no event shall the option price be less than the par value of such shares) shall be proportionately and appropriately adjusted for any increase or decrease in the number of issued and outstanding shares of Stock resulting from any subdivision, split, combination or consolidation of shares of Stock or the payment of a dividend in shares of Stock or other securities of the Company on the Stock. The decision of the Board as to the adjustment, if any, required by the provisions of this Section shall be final, binding and conclusive.

     If the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

     If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, then, except as otherwise specifically provided to the contrary in an Optionee's Option Agreement, the Committee, in its discretion, shall amend the terms of all outstanding Options so that either:

         (a) after the effective date of such merger, consolidation or sale, as the case may be, each Optionee shall be entitled, upon exercise of an Option, to receive in lieu of shares of Stock the

   number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation or sale if he had been the holder of record of the number of shares of Stock as to which the Option is being exercised, or shall be entitled to receive from the successor entity a new stock option or stock appreciation right of comparable value, or

         (b) all outstanding Options shall be cancelled as of the effective date of any such merger, consolidation, liquidation or sale, provided that each Optionee shall have the right to exercise his Option according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation or sale; and in addition to the foregoing, the Committee may in its discretion amend the terms of an Option by cancelling some or all of the restrictions on its exercise, to permit its exercise pursuant to this paragraph (b) to a greater extent than that permitted on its existing terms.

     Except as expressly provided herein, the issue by the Company of shares of Stock or other securities of any class or series or securities convertible into or exchangeable or exercisable for shares of Stock or other securities of any class or series for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into shares of Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to outstanding Options.

     20.  AMENDMENT OR TERMINATION OF PLAN

     The Board may, in its sole and absolute discretion, modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of Stock, the Board may not materially increase the benefits accruing to Optionees or grantees under the Plan or make any "modifications" as that term is defined under Section 424(h)(3) (or its successor) of the Code if such increase in benefits or modifications would adversely affect (i) the availability to the Plan of the protections of Section 16(b) of the Exchange Act, if applicable to the Company, or (ii) the qualification of the Plan or any Options for "incentive stock option" treatment under Section 422 of the Code; (b) change the aggregate number of shares of Stock which may be issued under Options pursuant to the provisions of the Plan, except as provided in
  Section 19; (c) reduce the option price at which ISOs may be granted to an amount less than the minimum amount refined by Section 7; or (d) change the class of persons eligible to receive ISOs. Notwithstanding the preceding sentence, the Board shall in all events have the power and authority to make such changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to

  qualify as an incentive stock option or such other form of stock option as may be defined under the Code, as amended from time to time, so as to receive preferential federal income tax treatment.

     21.  CERTAIN RIGHTS OF THE COMPANY

     (a) Any Stock Option Agreement may, in the Committee's discretion, include a provision substantially in the form of Clause I below or with such changes or alternative provisions and for such period of time as the Committee may determine to be appropriate in the circumstances:

         I. Voluntary or Involuntary Transfers of Stock. Shares of Stock acquired by an Optionee pursuant to the Plan (or other shares or securities derived therefrom) shall not be voluntarily transferred by the Optionee without the prior written consent of the Committee, which consent may be withheld or conditioned as the Committee, in its sole and absolute discretion, may determine. If such shares of Stock (or other shares or securities derived therefrom) are subject to an involuntary transfer, including by reason of death, a divorce settlement or judicial proceeding, the Company shall have the right to repurchase all or any such shares (including any shares or other securities of the Company derived therefrom) at a price equal to the Repurchase Price at the time of the involuntary transfer event. The Company may exercise its repurchase right no later than one hundred eighty (180) days following the later of (a) the date of such involuntary transfer of such shares of Stock, and (b) the Committee's receipt of written notice of the occurrence of such transfer event. Any such shares of Stock (or other shares or securities) as to which the Company does not exercise its repurchase rights within such period shall thereafter be free of the restrictions of this Section.

         Termination of Employment or Involvement. If an Optionee's employment by or involvement with the Company (including, for this purpose, any Subsidiary) shall terminate for any reason other than the Optionee's death or a Justifiable Termination (as defined below) or the Optionee's retirement for reasons of age or disability in accordance with the then policy of the Company, the Company shall have the right to repurchase all or any of such shares of Stock (or other shares or securities derived therefrom) at a price equal to the Repurchase Price at the time of such repurchase. In addition, if at the time of such termination the Optionee holds an Option granted under the Plan which is by its terms exercisable after such termination, the Company shall have the right to repurchase all or any part of the shares of Stock (or other shares or securities derived therefrom) acquired pursuant to the exercise of such Option, at the Repurchase Price. In the case of a termination on account of any circumstance listed in Clause I of Section 18(a) or (b) (a "Justifiable Termination"), the Company shall have the right to repurchase all or any of such shares of Stock (or other shares or securities derived therefrom) at the lesser of (i) the Option exercise price per share or (ii) the Repurchase Price. If the option price for any repurchased shares has been paid by the Optionee's promissory note

     pursuant to Section 10, then the repurchase price for such shares of Stock shall be first applied to the repayment of the outstanding amount, if any, due under such note in respect of the repurchased
     shares, and any accrued but unpaid interest thereon.   The Company's
     right to repurchase shares of Stock (or other shares or securities) may be exercised at any time during the period beginning on the date of the Optionee's termination of employment or involvement and ending ninety (90) days after the later of (a) the date of such termination and (b) the date on which shares of Stock (or other shares or securities) subject to the repurchase rights of this Clause I of
     Section 21(a) are acquired by the Optionee. Any such shares of Stock (or other shares or securities) as to which the Company does not exercise its repurchase rights within such period shall thereafter be free of the restrictions of this Clause I.

         Repurchase Price. As used herein the term "Repurchase Price" shall mean the fair market value of a share of Stock (or other shares or securities) as determined in accordance with the provisions of
     Section 7, except that in making its determination of fair market value of a share of Stock (or other shares and securities) the Committee shall be entitled to take into account that the shares of Stock (or other shares and securities) may be illiquid, may be subject to restrictions on transfer or may constitute a minority interest in the Company.

     (b) The Committee may, in its sole and absolute discretion, also require a key employee, as a condition to receiving any option, to enter into a noncompetition agreement and/or nondisclosure agreement in such form as the Committee may, from time to time in its sole and absolute discretion, determine.

     22. TAX WITHHOLDING

     To the extent required by law the Company shall withhold income and other taxes with respect to any income recognized by an Optionee or other person relating to any Options granted under this Plan. It shall be a condition to the Optionee's receipt of any Options that the Optionee acknowledges and agrees to the Company's withholding of taxes and further that if the amount of any consideration payable to the Optionee is insufficient to pay such taxes, upon the request of the Company the Optionee shall pay to the Company an amount sufficient for the Company to satisfy tax withholding requirements.

     Without limiting the foregoing, the Committee may in its discretion permit any withholding obligation to be paid in whole or in part in the form of Stock, by withholding from the shares to be issued upon exercise of an NQO or by accepting delivery from the Optionee of shares already owned by the Optionee in connection with withholding in respect of exercise of an NQO. The fair market value of the shares for such purposes shall be determined exclusively by the Committee. However, an Optionee may not make any such payment of withholding taxes in the form of shares of Stock previously acquired by him pursuant to the exercise

  of any ISO unless and until such shares shall have been held by him for at least two (2) years from the date such option was granted and at least one (1) year from the date the option was exercised. If payment of withholding taxes is made in whole or in part in shares of Stock already owned by the Optionee, then the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing shares of Stock legally and beneficially owned by such Optionee, fully vested and free of all liens, claims and encumbrances of every kind, such certificates to be duly endorsed or accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates.

     23.  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective and shall be deemed to have been adopted on July 13, 1994, subject only to ratification by the holders of a majority of the outstanding shares of capital stock entitled to vote thereon (voting as a single class) within twelve (12) months after such date. Unless the Plan shall have terminated earlier, the Plan shall terminate on the tenth (10th) anniversary of its effective date, and no Option shall be granted or awarded pursuant to the Plan after the day preceding the tenth (10th) anniversary of its effective date.


















                     Exhibit 1 to 1994 Stock Option Plan
                        Form of Stock Option Agreement


                       Vermont Financial Services Corp.

                            Stock Option Agreement


  Specific Terms of the Option

     Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Vermont Financial Services Corp. 1994 Stock Incentive Plan (the "Plan"), Vermont Financial Services Corp., a Delaware corporation (the "Company", which term shall include, unless the context otherwise clearly requires, all Subsidiaries [as defined in the Plan] of the Company) hereby grants the following option (the "Option") to purchase Common Stock, par value, $___ per share (the "Stock") of the Company:

  1.     Name of Person to Whom the Option is granted (the "Optionee"):
          __________________________.

  2.     Date of Grant of Option:   _______________.

  3.     An Option for _______ shares of Stock.

  4.     Option Exercise Price (per share):  $     .

  5. Term of Option: Subject to Section 9 below, this Option expires at 5:00 p.m. Eastern Time on _________.

  6.     Exercise Schedule:   Provided that on the dates set forth below
  the Optionee is still employed by the Company the Option will become exercisable as follows and as provided in Section 9 below:

     Date                   Number of Shares    Cumulative Number

  ____________________      ________________      ____________
  ____________________      ________________      ____________
  ____________________      ________________      ____________
  ____________________      ________________      ____________
  ____________________      ________________      ____________
  ____________________      ________________      ____________


  Vermont Financial Services Corp.           The undersigned hereby
                                   accepts the grant of the Option on all
                                   the terms set forth herein and in the
                                   Plan


  By:__________________________              X_______________________
     Title:____________________               (Signature of Optionee)
                                   Date:___________________

                                   Optionee's Address:

                                   ________________________
                                   ________________________

  OTHER TERMS OF THE OPTION

     WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is the Optionee acknowledges has been delivered to the Optionee and is hereby incorporated herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee, intending to be legally bound, covenant and agree as set forth on the first page hereof and as follows:

     7. Grant. Pursuant and subject to the Plan, the Company does hereby grant to the Optionee a stock option (the "Option") to purchase from the Company the number of shares of Stock set forth in Section 3 on the first page hereof upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. This Option is a [incentive] [nonqualified] stock option and [is] [is not] intended to qualify for special federal income tax treatment as an "incentive stock option" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     8. Option Price. This Option may be exercised at the option price per share of Stock set forth in Section 4 on the first page hereof, subject to adjustment as provided herein and in the Plan.

     9. Term and Exercisability of Option. This Option shall expire on the date determined pursuant to Section 5 on first page hereof and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Section 6 on first page hereof. If before this Option has been exercised in full, the Optionee ceases to be employed by the Company for any reason other than a termination for a reason specified in Section 18


  of the Plan, the Optionee may exercise this Option to the extent that he or she might have exercised it on the date of termination of his or her employment, but only during the period ending on the earlier of (x) the date on which the Option expires in accordance with Section 5 of this Agreement or (y) three (3) months after the date of termination of the Optionee's employment with the Company. If the Optionee dies before the date of expiration of this Option and while in the employ of the Company or during the three month period described in the preceding sentence, or in the event of the retirement of the Optionee for reasons of disability (within the meaning of Code Section 22(e)(3)), the Option shall terminate on the earlier of such date of expiration or one year following the date of such death or disability retirement. If the Optionee dies before this Option has been exercised in full, the personal representative of the Optionee may exercise this Option as set forth in the preceding sentence.

     10. Method of Exercise. To the extent that the right to purchase shares of Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as Exhibit A, stating the number of shares with respect to which this Option is being exercised, and accompanied by payment in full of the option price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 10 of the Plan.

     As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to determine whether the exercise of the Option and issuance of the shares will comply with any applicable requirements of law, including the securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, and further, provided, that the exercise of the Option and issuance of the shares must be either pursuant to a registration statement under the Securities Act and applicable state securities laws or otherwise is subject to an exemption from registration under the Securities Act and applicable Blue Sky Laws.

     Payment of the option price may be made in cash or cash equivalents, or, in accordance with the terms and conditions of Section 10 of the Plan, (a) in whole or in part in shares of Common Stock of the Company, or (b) by means of the "cashless exercise" procedure described in
  Section 10 of the Plan.  If the Optionee (or other person entitled to


  exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

     11. Nonassignability of Option Rights. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by him or her.

     12. Compliance with Securities Act. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

     13. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 12 hereof, in Section 15 of the Plan, and under any applicable agreements between the Optionee and the Company or any of its stockholders.

     14. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Stock or other securities covered by this Option until the date of issuance of a certificate to him or her for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     15. Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount") by (a) authorizing the Company to withhold the Withholding Amount from his or her cash compensation, or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its sole and absolute discretion may refuse to issue such shares of Stock or may withhold from the shares of Stock delivered upon exercise of this Option that number

  of shares having a fair market value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

     16. Termination or Amendment of Plan. The Board of Directors of the Company may in its sole and absolute discretion at ant time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this Option.

     17. Effect Upon Employment. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company to employ or retain in its employ, or continue its involvement with, the Optionee.

     18. Time for Acceptance. Unless the Optionee shall evidence his or her acceptance of this Option by execution of this Agreement within ten
  (10) days after its delivery to him or her, the Option and this Agreement shall at the option of the Company be null and void.

     19. General Provisions.

         (a) Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

         (b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided herein and in the Plan, their respective heirs, executors, administrators, representatives, successors and assigns.

         (c) Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

         (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the United State of America and the law (other than the law governing conflict of law questions) of the State of Vermont except to the extent the laws of any other jurisdiction are mandatorily applicable.



        (e) Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

     To the Optionee:    To his or her address as
                    listed on the books of the Company.

     To the Company:     Vermont Financial Services Corp.
                    100 Main Street
                    Brattleboro, VT  05301
                    Attention:  Richard O. Madden, Treasurer

                    Copy to:

                    Sullivan & Worcester
                    One Post Office Square
                    Boston, MA  02109
                    Attention:  Christopher Cabot, Esq.












                                        Exhibit A to Stock Option Agreement

                     [FORM FOR EXERCISE OF STOCK OPTION]


  Vermont Financial Services Corp.
  [Address as specified in Section 20(e)
  of the Option Agreement]


  RE: Exercise of Option under Vermont Financial Services Corp. 1994 Stock Incentive Plan (the "Plan")

  Gentlemen:

     Please take notice that the undersigned hereby elects to exercise the
  stock option granted to                        on
                 , 199  by and to the extent of purchasing
  shares of Common Stock, par value $.01 per share, of Vermont Financial Services Corp. (the "Company") for the option exercise price of $__________ per share, subject to the terms and conditions of the Stock
  Option Agreement between                and the Company dated as of
       , 199  (the "Option Agreement") and the Plan.

     The undersigned encloses herewith payment, in cash or in such other property as is permitted under the Plan, of the purchase price for said shares. If the undersigned is making payment of any part of the purchase price by delivery of shares of Common Stock of the Company, he or she hereby confirms that he or she has investigated and considered the possible income tax consequences to him or her of making such payments in that form. The undersigned hereby agrees to provide the Company an amount sufficient to satisfy the obligation of the Company to withhold certain taxes, as provided in Section 16 of the Option Agreement.

     The undersigned hereby specifically confirms to the Company that he or she shall hold said shares subject to all of the terms and conditions of said Stock Option Agreement and the Plan.

                              Very truly yours,


  Date                             (Signed by                   or other
                                   party duly exercising option)